EXCLUSIVE DISTRIBUTION AGREEMENT

                        made on this 8th day, July, 2004

By and among:     Memorand Management (1998) Ltd.
                  a company duly incorporated and existing under the laws of the State of Israel of 52 Betzalel St., Ramat Gan 52521, Israel
                  (hereinafter: "Distributor")
                                                                    on one part;

and:              SALIVA DIAGNOSTIC SYSTEMS, INC..
                  a company duly incorporated and existing under the laws of the State of Delaware of 2294 Nostrand Avenue
                  Brooklyn, NY 11210
                  (hereinafter: "SDS")
                                                                 on second part;

Whereas: SDS warrants and represents that it has developed a device for rapid test for HIV, known as "HemaStrip" and its accessories, as more fully detailed in Appendix A hereto (the "Product"), and has all the rights in and titles to the products and its manufacturing, including all intellectual property rights;

and whereas:      The parties desire that SDS grant the Distributor the
                  exclusive right to act as the sole and exclusive distributor for the marketing of the Product in the Territories, as defined hereunder, at the terms and conditions set forth in this Agreement;

In light of the foregoing, the parties have declared, stipulated and agreed as follows:

1. Recital, Appendices and Headings:

      1.1. The recital to the present Agreement, and the Appendices hereto, are integral parts thereof.

      1.2. The headings of the Agreement have been included for purposes of convenience only, and may not be used for interpretation of the Agreement.

2. Exclusive Distribution Rights:

      2.1. SDS hereby appoints the Distributor as its sole and exclusive distributor for the marketing of the Product in the Territories, as defined in Clause 2.4 below, all at the terms set out hereunder. The Distributor shall have the exclusive rights to sell, market and distribute the Product to any medical facility, governmental or municipal authority, army, and/or any other entity or person in the Territories, at the Distributor's sole discretion, provided such distribution does not conflict with any applicable local laws.

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                                       2


      2.2. SDS undertakes to sell the Product in the Territories only to the Distributor, and not to sell the Product in the Territories to any person other than the Distributor, without obtaining the Distributor's prior written consent thereto. In addition, SDS undertakes not to market, distribute or sell the Products to any third party which will sell or distribute the Products in the Territories.

      2.3. It is hereby explicitly agreed that the Distributor shall act through its affiliates and use sub-distributors in each of the Territories, with SDS' consent regarding the sub-distributors, which shall not be unreasonably withheld, for the implementation of this agreement.

      2.4. "The Territories" shall mean, for the purposes of this Agreement, the following territories: Russia, each of the CIS countries (Commonwealth of Independent States), South Africa, Angola, Namibia, Botswana, Democratic Republic of Congo, Zambia, Tanzania, Ethiopia and Kenya (each individually a "Territory").

            The Distributor shall be entitled to waive its exclusive rights hereunder in respect of any of the African Territories, by a written notice delivered to SDS within 6 months from the date hereof.

      2.5. SDS hereby grants the Distributor the right of first refusal to have the exclusive marketing and distribution rights in the Territories for any future products utilizing the technology set forth on Appendix A it may develop, directly and/or through any affiliate, and the terms of this Agreement shall apply to any such future products.

3.    Warranties and Representation of SDS:

      3.1. Without prejudice to anything in the recital to this Agreement, SDS warrants and represents to the Distributor, acknowledging and confirming that the Distributor is relying on such warranties and representations in entering into this Agreement, that:
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                                       3


           3.1.1. SDS is a corporation duly continued and validly existing under the laws of the State of Delaware and is duly qualified to execute, deliver and perform any of its obligations under this Agreement.

           3.1.2. SDS has all necessary licenses, permits, approvals, consents, certificates, registrations and authorizations, to manufacture sell and distribute the Product outside the United States, including a license from the USFDA ("Licenses"), and the Licenses are validly existing and in good standing. None of the Licenses contain any burdensome term, provision, condition or limitation, which has or may have a materially adverse effect on the implementation of this Agreement. SDS undertakes to obtain extension of the term and validity of all Licenses, for the full term of this Agreement.

           3.1.3. SDS solely holds title to all rights and titles, including patent rights as described in Appendix D hereto, and all other intellectual property rights in connection with the Product, which rights are owned free and clear from any mortgage, pledge, cession, lien or other encumbrance or security of any kind or any other third party's right.

           3.1.4. SDS is the owner of, and the holder of title to all the rights in all the manufacturing equipment and technical know-how relating to the manufacturing of the Products, which rights are owned free and clear from any mortgage, pledge, cession, lien or other encumbrance or security of any kind or any other third party's right.

           3.1.5. The execution, delivery and the performance by SDS of its obligations hereunder, and compliance with the terms, conditions and provisions of this Agreement, will not conflict with, or result in a breach of, any of the terms or conditions of: (i) the constituting documents or by-laws of SDS, (ii) any applicable law, statute, rule or regulation of any governmental entity, (iii) any contractual restriction binding on or affecting it or its assets and properties, or (iv) any judgment, injunction, determination or award which is binding on it.

           3.1.6. The execution of this Agreement by SDS and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action.

           3.1.7. Except as explicitly provided herein, no authorization, consent, approval, registration, qualification, designation, declaration or filing with any governmental entity or other person, is or was necessary in connection with the execution, delivery and performance of any of the obligations of SDS under this Agreement.

           3.1.8. To the knowledge of SDS, no law, rule or regulation have been enacted, promulgated, applied or proposed, which may challenge the validity or propriety of the transaction contemplated hereunder, or which questions, or may question, the validity of any action taken or to be taken by SDS pursuant to or in connection with this Agreement.

4.    Warranties and Representations of the Distributor:

      4.1. The Distributor, as at the date of this Agreement, warrants and represents to SDS that it is a corporation duly continued and validly existing under the laws of the State of Israel, and has all requisite corporate power and authority to execute, deliver and perform any of its obligations under this Agreement.

5.    Duties of the Distributor:

      5.1. The Distributor shall, under the terms of this Agreement in order to assist SDS in its coordination of sales and delivery, provide SDS with quarterly forecasts with the Distributor's requirements for the Product, which forecasts shall not constitute a binding purchase order of the Distributor. Additionally, the Distributor shall:

           5.1.1. Provide SDS with reports on a quarterly basis regarding sales activity, distribution partners and other arrangements that the Distributor is making to promote the Product.

           5.1.2. At the Distributor's sole expense, obtain all licenses, permits, approvals and other governmental authorizations, and make all filings, notifications and registrations (collectively "Authorizations and Registrations") will all governmental agencies necessary or appropriate for the distribution and sale of the Product by the Distributor and its sub-distributors, and use by the Distributor and its sub-distributors and their customers, of the Product in the Territories.

           5.1.3. Undertake all reasonable means, measures and efforts and implement policies and procedures to ensure that the Products sold to the Distributor by SDS are not sold for resale outside the Territories by the Distributor, its agents, affiliates and/or consultants.

           5.1.4. Subject to the laws and regulations applicable in each of the Territories, the Distributor shall obtain registration of the Product in each of the Territories in the name of the Distributor and/or its respective subsidiary in such Territories. In the event that SDS shall request additional registration of the Product (i) in its name, and/or (ii) in the name of any other distributor in the event that the Distributor does not meet the Minimum Purchases hereunder; then SDS or such distributor ,as the case may be, shall solely bear all the expenses associated with the registration of the Product.

                  In the event that the Distributor does not meet the Minimum Purchases for a certain Territory, it will not impede other distributors appointed by SDS from registration of the Product in their name in such Territory

           5.1.5. In order to maintain the exclusive rights granted in this Agreement, meet the minimum annual purchases set forth in Appendix B hereto ("Minimum Purchases"). In the event that the Distributor does not meet such Minimum Purchases, SDS will be allowed to appoint additional distributors in such Territory. In such case, the right of the Distributor to continue as a non-exclusive distributor shall be decided at the sole discretion of SDS. This provision is subject to clause 7 below.

           5.1.6. Refrain from entering into any contract or other arrangement with any other party for the sale, marketing, or distribution of any products in the Territories that are competitive to the Product during the term of this Agreement.

           5.1.7. Not to divulge any information with respect to SDS operations except as may be necessary to carry out its activities under this Agreement. This obligation shall survive the termination or expiration of this Agreement.

6.    Assistance by SDS:

      6.1. SDS shall furnish the Distributor, free of charge, all relevant material related to the Product, such as data sheets, brochures, related scientific material and application instructions.

      6.2. Without prejudice to the generality of clause 6.1 above, SDS undertakes to provide at its own cost to the Distributor any and all information reasonably required in order to obtain the Authorizations and Registration and all other necessary licenses, permits and approvals, including scientific, technical, legal and other information, and SDS shall use its best endeavors to otherwise assist the Distributor is obtaining the Authorizations and Registration, as shall be requested by the Distributor.

      6.3. SDS shall, at all reasonable times, at the request of the Distributor, advise and consult the Distributor in all matters concerning the application and eventual use of the Product, its manufacturing, promotion and marketing. In the event such consultation takes place outside the State of New York, Distributor shall bear the reasonable travel expenses of SDS or its personnel.

7.    Purchase Orders:

      7.1. The Distributor undertakes that it shall place the first order of Products from SDS by the end of 6 months from the date of signature hereof, and that during the following 12 months (the "First Year") the total orders shall meet the annual Minimum Purchases according to Appendix B hereto. Following the First Year, the total orders placed during each subsequent 6 month period, shall meet at least 50% of the Minimum Purchases according to Appendix B hereto.

      7.2. Notwithstanding the provision of clause 7.1 above, in the event the Distributor does not place the first order for a certain Territory by the end of 6 months from the date hereof, however the Distributor notifying SDS in writing that it is close to obtaining the Authorization and Registration for such Territory, then the time frame to place the first order shall be extended by 90 days (i.e. the Distributor shall be obliged to place the first order within 9 months from the date hereof). For the purpose of this Article 7, an order shall be deemed placed if delivery is to occur within 60 days after the order is placed.

8.    Indemnity and Warranty:

      8.1. SDS warrants that, to the best of the knowledge of its directors and officers, in manufacturing and/or supplying the Product, it has not infringed any third party's rights, including without limitation any intellectual property rights, patent rights, copyrights, trade marks, etc., and SDS undertakes to hold the Distributor harmless and to indemnify it against any claim or demand submitted against it by any third party in respect of an infringement of any such third party's rights. SDS either owns or licenses all of the Patents listed on Appendix D, and has the exclusive right to grant licenses and sublicenses therefore without the consent or approval of any Third Party. SDS shall be exclusively liable and responsible towards the Distributor and its affiliates and sub-distributors in connection with any claim, suit or demand brought against the Distributor alleging that any of the Products infringes proprietary rights or other intellectual property rights of any third party.

      8.2. SDS makes no warranty of any kind, express or implied, except that the goods sold hereunder are merchantable and fit for the purpose set forth in the literature accompanying such Product when transported, stored and utilized by Distributor under atmospheric, transportation and storage conditions set forth in such literature. The buyer assumes all risk and liability resulting from the use of the material, whether used singly or in combination with other products. SDS shall in no way be responsible for their proper use and service.

            SDS shall in no way be deemed or held to be obligated, liable or accountable upon or under any guarantees or warranties, express or implied, whether by operation of law or otherwise, in any manner or form beyond the express agreements herein set forth and under no circumstances shall SDS be liable for special, indirect or consequential damages, unless such damages arise from a Defective Product as defined in Section 9.1.

      8.3. SDS undertakes to indemnify, defend and hold harmless the Distributor from and against any and all damages, liabilities, costs and expenses (including reasonable fees of counsel and other professionals) incurred by the Distributor, in relation with the use of and/or infringement by the Products distributed by the Distributor, solely as specified in Clause 8.2 above, provided however that: (i) the Distributor shall notify SDS in writing of any such claim, proceeding or investigation, and (ii) the Distributor shall cooperate in the handling of any such claim, proceeding or investigation. SDS will reimburse the Distributor for all reasonable out-of-pocket expenses incurred, at its request, in connection with the above.

      8.4. SDS shall have the option, at its own expense, to carry out the sole management and defense of such claims or suits, and will provide attorneys acceptable to the Distributor, to defend against such claim, proceeding or investigation. In such event, the Distributor shall also have the right but not the obligation to be represented with respect to any such claim by counsel of its own selection, at its own expense.

      8.5. SDS shall not settle any dispute with respect to the abovementioned without the prior written consent of the Distributor, which shall not be unreasonably withheld.

      8.6. The Distributor warrants that it will abide by all local rules and regulations in each Territory in which it sells the Product.

      8.7. The Distributor shall instruct its affiliates, sub-distributors (if appropriate) and customers to store and handle the Product in accordance with the specifications of SDS.

      8.8. The Distributor shall not grant any warranty to any third party which exceeds the warranty granted herein, .This warranty is in lieu of all other warranties, express or implied, regarding the Product, including the implied warranties of merchantability and fitness for a particular purpose.

      8.9.  The provisions of this clause 8 shall survive termination hereof.

9.    Defective, Expired and Returned Products:

      9.1. SDS guarantees that the Product will comply with the warranty set forth in Section 8.2 hereof within USFDA manufacturing tolerances for the Product, and will be liable towards the Distributors, its affiliates, sub-distributors for losses or damages sustained by them as a result of any Product not in compliance with said warranty and not within USFDA manufacturing tolerances for the Product.(whether such defects or vices are latent or not) (the "Defective Products").

      9.2. In case of any Defective Product, the Distributor shall inform SDS thereof following discovery of the said imperfection or defect.

      9.3. The Distributor will notify SDS, within fifteen (15) days from the beginning of each calendar quarter of any Products sold by the Distributor or the sub-distributors to customers in the Territories, which have been returned to the Distributor or the sub-distributors by their purchasers (the "Returned Products") during the precedent calendar quarter, for any reason whatsoever.

      9.4. The Distributor may choose to require from SDS to fully credit the Distributor or the sub-distributors, as applicable, for the Defective Products.

      9.5. The Distributor shall act with regards to the Defective Products, in accordance with the written instructions of SDS. In case SDS shall instruct the Distributor to dispose of any or all of the Defective Products, the Distributor shall perform the disposal thereof at the cost of SDS, and according to SDS instructions, as well as any government regulations or instructions of any competent authority, if existing.

      9.6. SDS shall maintain, throughout the term of this Agreement, and as may be extended from time to time, customary professional and product liability insurance for reasonable amounts, and shall provide to the Distributor copy of such insurance policies and evidence of premium payment for the same.

      9.7. The provisions of this clause 9.1 will survive the termination hereof.

10.   Product Service and Recall:

      10.1. The Distributor shall deliver to SDS, in writing, details of any material complaint received and relating to the Products in the Territories.

      10.2. The Distributor hereby undertakes to fully cooperate with SDS, and/or with any third party indicated by SDS, including government agencies, in conducting any recall ordered by a government agency or by SDS, of any of the Products (the "Recall").

      10.3. SDS hereby undertakes to bear and pay all reasonable costs and expenses incurred by the Distributor and by the sub-distributor with regard to such recall.

11.   Consideration:

      11.1. The consideration payable to SDS for the Products purchased by the Distributor, shall be in accordance with the price list attached as Appendix C hereto ("the Consideration").

      11.2. The payment of the Consideration shall be effected by way of wire transfer by the Distributor to SDS within 30 days after the Products were delivered to the Distributor, in respect of any certain purchase order.

      11.3. The payment of the Consideration will be guaranteed by the parent company of the Distributor, Memeorand Ltd., subject to SDS's consent which shall not be unreasonably withheld. SDS shall give the Distributor a credit line of USD 3,000,000.00. The Guarantee shall be in the Form annexed hereto as Appendix E.

12.   Delivery of the Product:

      12.1. SDS undertakes to deliver the Products to the port in the Territories as the Distributor shall instruct at the cost of SDS, by proper means of marine transportation and at the appropriate conditions which will allow their proper maintenance and storage for a reasonable period of time.

      12.2. SDS shall be liable for any and all damages to the Products until delivery to the port in the Territories.

      12.3. All costs and expenses in connection with the Product until the Delivery of the Product to the port in the Territories shall be borne by SDS, and thereafter shall be borne by the Distributor; it being understood that any additional costs of transportation for "rush' or other special shipments shall be at the expense of Distributor.

      12.4. Distributor shall bear all customs and import duties in respect of the Product and shall arrange for customs clearance at port of delivery.

      12.5. It is being clarified that the packaging of the Product shall be done in the United States by SDS, at its own cost, however it is understood that the costs relating to translation of the inscription of the packages and the accompanying material shall be borne by the Distributor.

13.   Term:

      13.1. This Agreement shall commence from the date of the signature hereof by all the parties hereto, for a period of 5 (five) years.

      13.2. Subject to the Distributor meeting the Minimum Purchases, as required herein, the Distributor shall have the option to extend the term of this Agreement by consecutive 1 year periods, to be exercised by a written notice to SDS 60 (sixty) days prior to the end of the term.

      13.3. The Distributor shall have the right, at its sole discretion, to terminate this Agreement at any time, by a 6 (six) months' prior written notice to SDS.

      13.4. The termination of the Agreement shall not effect the rights and obligations of the parties, which have not been fulfilled as at the termination of this Agreement, which shall remain in full force and effect and survive the termination hereof.

14.   Compensation:

      14.1. Without prejudice to any other obligation of SDS hereunder, any the remedies available to the Distributor under applicable laws and/or this Agreement, in the event that in respect of any Territory SDS either (i) denies from the Distributor the exclusivity granted hereunder, (ii) unlawfully terminates this Agreement. (iii) grants any other person any right to sell or distribute the product in such Territory (save as explicitly agreed hereunder), or (iv) sell or distributes the Product in the Territory itself, directly or indirectly, then SDS shall pay to the Distributor, as agreed and prevalued compensation, a sum equal to the price on Appendix C of the Minimum Purchase for 2 years, in respect of such Territory.

      14.2. The provisions of this clause 14 shall survive termination hereof.

15.   Assignment:

      15.1. Subject to Article 2.3 above, it is hereby agreed that the Distributor shall not be entitled to assign any of its rights and obligations hereunder, without the prior written consent of SDS, save for assignment to the Distributor's Affiliates.

      15.2. SDS shall be entitled to transfer its rights and obligations hereunder to a a Subsidiary or a third party, provided that such third party undertakes to be bound by the terms of this Agreement.

16.   Force Majeure:

      16.1. It is agreed that neither party shall be liable for delay or failure to perform its obligations hereunder due to intervention of a force majeure event, and the dates set in this Agreement shall be postponed for the period the force majeure circumstances apply. For the purposes of this Agreement force majeure covers any contingency beyond a Party's control, including but not limited to acts of God, fires, floods, earthquakes, acts of war, acts of terror, sabotage, civil riots or disputes, governmental laws, ordinances, rules or regulations, limitations and decrees by state authorities, strikes and other forms of workers protests,

      16.2. The party failing to perform its obligations under this Agreement due to a Force Majeure event shall promptly notify in writing the other party upon occurrence of such Force Majeure Event and provide supporting documentation/information. The party being notified such Force Majeure Event shall have the right to terminate this Agreement in case the Force Majeure Event notified to it by the other Party lasts for more than 3 (three) months.

17.   Confidentiality and Non-Competition:

      17.1. Each of the parties undertakes to maintain in complete confidence, without time limitation, any information which was and/or shall be brought to their knowledge, in all matters connected, concerned and/or pertaining to the parties and to this Agreement, including, without limitation, any financial, commercial and technical information, customer lists, trade secrets, and any other information, whether in written form, electronic form or otherwise (the "Confidential Information").

      17.2. The aforesaid obligation shall not apply in respect of Confidential Information and other documentation and/or information which: (i) at the time of disclosure, is in the public domain; or (ii) after disclosure becomes a part of the public domain through no act or omission in breach of this Agreement by any of the parties and/or anyone on his behalf; or (iii) was rightfully in the possession of such party prior to disclosure by the other parties; or (iv) the party is under a legal duty, by any law, to disclose it to third parties.

      17.3. Notwithstanding the aforesaid in Clause 17.1 and 17.2, it is agreed that the Distributor shall be entitled to disclose such Confidential Information as shall be required to obtain all the import licenses, permits and approval required for the implementation hereof and SDS shall be entitled to disclose and file such information as is required by applicable laws and regulations..

      17.4. The provisions of this clause 17 shall survive termination hereof.

18.   Law and Arbitration:

      18.1. This Agreement shall be governed by and construed in accordance with the laws of England, without giving effect to its conflicts of laws provisions.

      18.2. Any conflict, disagreement or dispute between the parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled amicably within 15 days from the date of first written approach of a party to the other party, and if not settled amicably, shall be referred to and finally resolved by arbitration before the London Court of International Arbitration (LCIA), under its rules, which rules are deemed to be incorporated by reference into this clause.

            The number of arbiters shall be one. The seat, or legal place, of the arbitration shall be London, UK, and the language to be used in the arbitral proceedings shall be English.

            The arbitration award shall be final and binding upon the parties.

19.   Notices:

      All notices, requests, demands or other communications to or upon the parties shall be made to the parties by mail or by hand at the addresses and facsimile numbers set forth above, or given in writing from time to time by a party, and shall be deemed to have been given or made within 5
      (five) days after being posted by express courier, unless delivered by hand, in which case it shall be deemed to have been given or made at the time of delivery, or if transmitted by facsimile or e-mail - at the second business day following their transmission. A copy of any notice given shall be simultaneously delivered ;

      If to Distributor:

      Yitzhak Poran, Law Offices
      Century Tower,    15th Floor
      124  Ibn  Gvirol  St.
      Tel Aviv
      62038,  Israel
      Tel: 972-3-5238388
      Fax: 972-3-5290022
      E-mail: lpbm-law@zahav.net.il

      If to SDS;

      SAMUEL M. KRIEGER, ESQ.
      Krieger & Prager LLP
      39 Broadway, Suite 1440
      New York, NY 10006
      Tel:(212)363-2900
      Fax: (212) 363-2999
      skrieger@kplawfirm.com

20.   Miscellaneous:

      20.1. Any reputation gained as consequence of the distribution and marketing of the Products by the Distributor, shall be proprietary to the Distributor, save as otherwise mutually agreed by the parties.

      20.2. No Agency or Partnership - The parties hereby agree that no partnership or agency between them is created by this Agreement or shall arise pursuant to this Agreement.

      20.3. Breach - If either party fails duly to perform or comply with any of its obligations under this Agreement, and such failure is not remedied within 14 days after the offended party has given the other a written notice thereof, then the offended party may, without prejudice to the rights it may have hereunder, or any other applicable law, by written notice to the other, declare that the Agreement is terminated by the offended party forthwith.

      20.4. Costs - Each party shall bear its own costs in connection with the preparation of this Agreement.

      20.5. If any provision of this Agreement is held to be unenforceable, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms; Provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

      20.6. This Agreement may be executed in any number of counterparts, and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

      20.7. Any change, amendment, waiver, relief, extension or agreement in connection with any instruction or provision of this Agreement shall be invalid, unless made by a written instrument, signed by all the parties.

      In Witness Whereof, the parties have caused this Agreement to be signed, by their duly authorized representatives:



-------------------------------             ------------------------------------
Memorand Management (1998) Ltd.             Saliva Diagnostic Systems. Inc.


by:                                         by:
   ----------------------------                ---------------------------------
title:                                      title:
      ----------------------------                ------------------------------